Exhibit 99.2

   Casey’s Acquisition of Bucky’s Convenience stores  November 9, 2020

 Safe harbor statements  This presentation is dated as of November 9, 2020 and speaks as of that date. Forward-Looking StatementsThis presentation contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include any statements, with respect to the Company and the acquisition, relating to our expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores, and the potential effect of COVID-19.  There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any future results expressed or implied by those forward-looking statements, including but not limited to integration of the acquisition, executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this presentation represent our current views as of the date of this presentation with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the presentation whether as a result of new information, future events, or otherwise.Use of Non-GAAP MeasuresThis presentation contains references to “EBITDA” which we define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. EBITDA is not considered a GAAP measure, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.  We believe EBITDA is useful to investors in evaluating operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, and assessing performance.  Because non-GAAP financial measures are not standardized, EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.  Reconciliations of EBITDA to GAAP net income for completed fiscal quarters and years for Casey’s can be found in our quarterly reports on Form 10-Q and annual reports on Form 10-K as filed with the SEC, respectively.

 Our Strategy  As shown on January 2020 Investor Day      Reinvent the Guest ExperienceContemporize our food proposition, optimize & localize assortment, and deliver compelling experiences  Invest in Our Talent Create a culture that drives performance and exceeds guests’ expectations    Accelerate Unit GrowthAccelerate our new store builds and acquisitions, including market and store format expansion  Transaction is consistent with our strategy to accelerate unit growth  Create Capacity through EfficienciesDrive efficiencies to improve the shape of the business and fund future growth

TRANSACTION OVERVIEW

- Casey's General Stores to acquire Buchanan Energy for $580 million in an all-cash transaction
  - Includes tax benefits valued at $80 million for a net after-tax purchase price of $500 million
- Bucky's operates convenience stores primarily in Illinois and Nebraska
  - 94 owned retail store locations and 79 dealer locations
  - Transaction includes multiple parcels of real estate for future new store construction
    - Dealer network provides new income stream as well as flexibility with future M&A transactions
  - LTM-July 2020 EBITDA of approximately $47 million
- Continues the expansion of Casey's in strong markets across the Midwestern United States
- Expected to generate approximately $23 million in pre-tax annual synergies within 36 months post-closing
- Anticipated to close by the end of calendar year 2020, subject to customary closing conditions and regulatory approval

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Overview of Bucky's Convenience Stores

- Family operated convenience store chain founded in 1980
- Store network consists of company-owned stores and dealer-operated stores
- Primary operating categories include fuel, grocery and other merchandise, and prepared food sales
  - Car wash, lottery, ATM and rental income provide additional streams of income


Bucky's

Store Network

94 Convenience Store Locations	79 Dealer Network Locations

Key Financials[1]

~270mm Fuel Gallons	~$150mm INSIDE SALES	~$47mm EBITDA

[1] Based on LTM July-2020. Includes estimated June and July 2020 dealer gallons.

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BUCKY'S STORE NETWORK

Retail Network

Retail Store Markets

56
Illinois
Locations

26
NEBRASKA
Locations

5
Iowa
Locations

4
TEXAS
Locations

3
Missouri
Locations

Attractive Store Formats

Avg. store format of ~3,000 sq. ft.

Grab-and-go and ready-to-eat food offerings

Full kitchens included at new store locations

Automated car wash at ~90% of stores



Potential for Greater Diversity in Inside Sales Mix

Bucky's Inside Sales Mix:

Opportunity to expand Prepared Food category through enhanced Casey's offerings


Prepared Food & Fountain 7%
Grocery & Other Merchandise 93%

Casey's Inside Sales Mix


Prepared Food & Fountain 31%
Grocery & Other Merchandise 69%

Dealer Network

DEALER NETWORK OPPORTUNITY

79
Dealer Network
Locations

Favorable long-term contracts

Incremental rental income streams

Fuel purchased from multiple suppliers

Self-distribute to dealer sites using own transportation fleet

FUEL PARTNERS AT DEALER SITES

Mobil | bp | Phillips 66 | Shell

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Note: Bucky's sales mix LTM Jul-20; Casey's sales mix FYE Apr-20.

COMPELLING SYNERGY OPPORTUNITY

~$23mm in Pre-Tax Synergy by Year Three

Retail Fuel Profitability

Leverage Casey's scale

Fuel procurement opportunities

Merchandise Profitability

More sophisticated merchandising

Grow Casey's Rewards members

Add Casey's new private label brands

Leverage procurement scale

Operations / SG&A

Streamlining opportunities

Leverage Casey's self-distribution capabilities

Store Upgrades

Implement pizza kitchens

Raze and Rebuild opportunities on high volume locations

Image refresh

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FINANCIAL IMPACT

Operational Scale	+ Store count increase by 4% to over 2,300 stores + Annual fuel gallons increase of 10% + Inside Sales increase of 4% + Trailing twelve-month EBITDA $47 million pre synergies
Synergy & Accretion	+ Delivers run rate synergies in excess of $23mm by year three + EBITDA accretive by Q4 of FY2021 + EPS accretive in FY2022
Financing	+ Pro-forma leverage expectation to be 2.3x Debt to EBITDA, well within long-term target of 2.0 to 2.5x + Financed via cash on hand, revolver capacity and bank financing

We are confident that it will create near and long-term value for our team members, our guests and our shareholders.

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Note: Financials based on comparison to Casey's FYE of Apr 2020.